UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2010

BANK OF THE CAROLINAS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Boxwood Village Drive Mocksville, North Carolina	27028

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2010, Robert E. Marziano, who serves as our and the Bank’s Chairman, President and Chief Executive Officer, was appointed by our and the Bank’s Boards of Directors to serve in the additional capacity as our and the Bank’s Acting Chief Financial Officer until a permanent replacement is named. Mr. Marziano assumed the responsibilities of principal financial officer immediately upon his appointment.

Mr. Marziano joined the Bank’s organizing group during 1998 and became its President and Chief Executive Officer at the time it was incorporated and began operations during 1998. Previously, he was one of the organizers of Old North State Bank, King, North Carolina, where he served as President and Chief Executive Officer from 1989 until it was acquired by another financial institution during 1997. Prior to 1989, he was employed for 13 years by First-Citizens Bank & Trust Company as Senior Vice President with responsibilities in the areas of branch management, lending, and bank operations. More recently, from 1997 until 1998, Mr. Marziano served as Senior Vice President of First Bank with supervisory responsibilities over that bank’s branch banking operations in Guilford, Randolph and Davidson Counties. Mr. Marziano has served as a member of our Board of Directors since we were incorporated during 2006 as the Bank’s parent holding company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION
(Registrant)

Date: May 17, 2010	By:	/S/ Robert E. Marziano
Robert E. Marziano President, Chief Executive Officer and Acting Chief Financial Officer